Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com
Emulex Completes Acquisition of ServerEngines
Acquisition Enhances Network Convergence Strategy and Business Model; Adds Ethernet
Expertise to World-Class Engineering Team
COSTA MESA, Calif., August 25, 2010 — Emulex Corporation (NYSE:ELX) today announced that it has completed the acquisition of ServerEngines Corporation, a privately held, fabless semiconductor company founded in 2004 and headquartered in Sunnyvale, California.
The ServerEngines acquisition adds to Emulex’s product portfolio the BladeEngine™ family of 10Gb/s Ethernet ASICs, which provide a best-of-breed performance, and are architected to meet the cost and footprint requirements for LOM applications. These ASICs are used in Emulex’s award-winning OneConnect™ Universal Converged Network Adapters (UCNAs), which have been selected by leading server and storage Original Equipment Manufacturers (OEMs), including Cisco, Dell, EMC, Fujitsu, Hitachi Data Systems, HP, IBM and NetApp. The acquisition will also add the ServerEngines’ Pilot™ family of Server Management Controllers, which reside on the motherboard, enabling remote IP based “lights out” management capabilities. With the acquisition, Emulex adds approximately 165 employees to its ranks, primarily engineers, based in Sunnyvale, California, Austin, Texas and Hyderabad, India.
The terms of the merger agreement include the payment of approximately $78 million in cash, which is net of $25 million debt plus interest owed to Emulex, and eight million shares of Emulex stock. The agreement further provides for the payment of an additional four million shares of Emulex stock, which will be issuable if ServerEngines’ business achieves two post-closing milestones, the last of which is targeted for completion by the end of 2011. Emulex will also assume other liabilities and ServerEngines stock options upon close.

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Business Outlook
Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, Emulex is reiterating its guidance of expected total net revenues in the range of $100 — $104 million for its first fiscal quarter of 2011, as provided on its August 2010 earnings call. On a GAAP basis, the Company expects results of a loss per share of $0.02 to earnings of $0.01 per diluted share for the first quarter of fiscal 2011. On a non-GAAP basis, Emulex is also reiterating its August 2010 earnings call guidance of expected earnings per diluted share of $0.08 — $0.11 in the first quarter, reflecting approximately $0.10 per diluted share in expected GAAP charges, arising primarily from amortization of intangibles and stock-based compensation.
Included in this guidance is the operations from the completion of the ServerEngines acquisition, which includes approximately $1 million of expected revenues and an expected reduction in earnings per diluted share of $0.02-$0.03 for the first quarter of fiscal 2011. Additionally, Emulex will incur charges associated with the acquisition of ServerEngines, including charges for additional stock-based compensation and amortization of intangibles. However, as the valuation and the purchase allocation are not yet complete, Emulex is unable to predict the impact of the acquisition on its GAAP earnings per share at this time.
To learn more about Emulex, please visit: http://www.emulex.com
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About Emulex
Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
Emulex Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and

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uncertainties. These forward-looking statements include, among other matters, statements concerning Emulex’s acquisition of ServerEngines, including anticipated benefits expected from the acquisition, expected impact on the Company’s results of operations and financial condition, and expected market opportunities; Emulex’s business outlook, as well as expectations of other future events and future performance. Emulex wishes to caution readers that a number of significant factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include among others, the anticipated benefits of the combined companies may not be achieved, the combined operations may not be successfully integrated in a timely manner, if at all, and other risks inherent in acquisitions of businesses, including unanticipated costs and expenditures, potential changes in relationships with strategic partners, potential contractual or intellectual property issues, and potential accounting charges and write-downs; as well as changes in economic and industry conditions and the effects of ongoing global economic uncertainty, changes in end user demand for technology solutions; the effect of any actual or potential unsolicited offers to acquire Emulex; Emulex’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the effect of rapid migration of customers towards newer, lower cost product platforms; slower than expected growth of the storage networking market or the failure of our OEM customers to successfully incorporate our products into their systems; delays in product development; the highly competitive nature of the markets for our products; our ability to gain market acceptance for our products; any inadequacy of Emulex’s intellectual property protection or the potential for third-party claims of infringement; Emulex’s ability to attract and retain skilled personnel; and Emulex’s reliance on third-party suppliers. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are also discussed in Emulex’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q. Statements in this release are based on current expectations and, except as required by law, Emulex undertakes no obligation to revise or update any forward-looking statements for any reason. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.
Note Regarding Non-GAAP Financial Information. To supplement our GAAP earnings per share guidance, we have included non-GAAP diluted earnings per share guidance in this press release. This non-GAAP financial measure excludes certain expenses and reflects an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide additional information on factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to more fully understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.
Our non-GAAP diluted per share guidance reflects adjustments based on the following items, as well as the related income tax effects:
•	Amortization of existing intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, for comparing performance over multiple periods, it may be viewed as part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a useful means of comparing the Company’s historical and projected performance. Amortization of intangibles will recur in future periods.

•	Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

•	Broadcom’s unsolicited takeover proposal and related litigation costs. We believe that exclusion of charges related to Broadcom’s 2009 unsolicited takeover proposal and related litigation costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. Such costs are generally unrelated to our core business and, while

Emulex Completes Acquisition of ServerEngines | 4

such costs will continue until the related litigation with Broadcom has been resolved, we believe that such costs are infrequent in nature.
Forward-Looking Diluted Earnings per Share Reconciliation: (1)

Guidance for
Three Months Ending
September 26, 2010
Non-GAAP diluted earnings per share guidance	$0.08 - $0.11

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings (loss) per share guidance:
Stock-based compensation	0.04
Amortization of intangibles	0.05
Other charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.01

GAAP diluted earnings (loss) per share guidance	($0.02) - $0.01

(1)	The above forward-looking guidance does not include charges associated with the acquisition of ServerEngines, such as incremental stock-based compensation and amortization of intangibles, as the valuation and purchase allocation cannot yet be reliably estimated without unreasonable efforts.
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